FOR IMMEDIATE RELEASE
For more information, contact:
Richard L. Bergmark, + 1 713 328 2101
Fax: +1 713 328 2151

CORE LAB REPORTS Q1 2011 EPS OF $0.94, $0.77 EX-ITEMS;
FREE CASH FLOW OF $1.09 PER SHARE

AMSTERDAM (19 April 2011) - Core Laboratories N.V. (NYSE: "CLB") reported first quarter 2011 earnings per diluted share (“EPS”) of $0.94 on net income of $46,290,000.  Excluding a favorable tax determination, gains on foreign exchange, and a non-cash expense related to the early exchange of the Company’s Senior Exchangeable Notes, Core reported a first quarter 2011 EPS of $0.77, an increase of 12% over the year-earlier first quarter total of $0.69, (after reflecting the Company’s two-for-one stock split that was effective on 8 July 2010).  First quarter net income, excluding the above mentioned items, increased 17% year-over-year to $37,837,000, and first quarter revenue increased to $206,733,000, 10% higher than revenue for the first quarter of 2010.  These first quarter EPS, net income, and revenue figures were the highest first quarter totals ever reported by Core.  Free cash flow (“FCF”), defined as cash from operations less capital expenditures, totaled $53,643,000, equal to $1.09 per diluted share.  During the quarter, the Company repurchased 550,765 shares for $49,805,000 and paid dividends equaling $11,300,000.

Operating income, also a record for the first quarter, increased 10% to $56,499,000, up from $51,413,000 a year earlier.  Operating margins, defined as operating income divided by revenue, were 27%, equaling first quarter 2010 levels.

As reported the previous six quarters, the Board of Supervisory Directors (the “Board”) of Core Laboratories N.V. has established an internal performance metric of achieving a return on invested capital (“ROIC”) in the top decile of the service companies listed as Core’s Peers by Bloomberg Financial.  Based on Bloomberg’s calculations using the latest comparable data available, Core’s ROIC was the highest of its oilfield services Peer Group.  Moreover, Core’s ROIC exceeded the Peer Group average ROIC by approximately 21 percentage points, and the Company had the highest ratio of ROIC to weighted average cost of capital (“WACC”) in the Peer Group.

Core’s first quarter 2011 operating results for Reservoir Description were affected by political instability in certain North African and Middle East countries, and unseasonably cold weather affected Production Enhancement operations in North America.  Reservoir Description operations, which are more focused on international crude-oil related projects, continued large-scale core analysis and reservoir fluids characterization studies from offshore West Africa, the Middle East, and Asia-Pacific areas.  Production Enhancement operations, which have greater North American market exposure, benefited from increasing market acceptance of its new HTD BlastTM perforating system.  Production Enhancement also continued its drive for international expansion as it began the second phase of a field-flood monitoring project offshore West Africa.  Reservoir Management added several more oil company clients and continued to expand its Worldwide Oil and Natural-Gas Shale Reservoir Study, which now contains shale cores from countries spanning the globe.  Reservoir Management also initiated a new joint-

industry project offshore East Africa to characterize the reservoir potential of Tertiary clastic sediments.

Segment Highlights

Core Laboratories reports results under three operating segments: Reservoir Description, Production Enhancement, and Reservoir Management.

Reservoir Description

Reservoir Description posted first quarter 2011 revenue of $107,621,000, an increase of 3% over last year’s first quarter, while operating income climbed 5% year-over-year to $26,438,000.   Operating margins increased 100 basis points over year-earlier levels to 25%.  Year-over-year quarterly incremental margins, calculated as the change in operating income divided by the change in revenue, were 38%.

The Company continued to analyze thousands of feet of core from recent discoveries offshore West Africa.  These reservoir zones contain multiple stacked sandstones, which resulted from turbidite flows that deposited submarine fan-shaped pay zones over extended areas.  In addition, reservoir fluids from these developments were being characterized in Core’s two recently built reservoir fluids laboratories in its Aberdeen Advanced Technology Center.  Fluid analyses included pressure-volume-temperature (“PVT”) tests, as well as distillations and fractionations of the crude oils to derive specific hydrocarbon compositions used to determine the value of the crude.  Large-scale core analyses and reservoir fluids characterization studies continued in the Middle East, including Iraq, Kuwait, the United Arab Emirates, Oman, and Saudi Arabia.

Production Enhancement

Production Enhancement reported first quarter 2011 revenue that increased to $82,098,000, 19% over year-earlier first quarter totals, and operating income that increased 11% year-over-year to $23,262,000.  Operating margins were 28%.

Production Enhancement results were affected by unseasonably cold weather in North America during January and February of 2011, delaying some projects for several weeks.  Clients continued to utilize the Company’s recently introduced HTD BlastTM perforating system that improves the economics of extended-reach horizontal wells, especially those in unconventional oil-shale reservoir projects.  In addition, Production Enhancement started the second phase of a multiphase field-flood monitoring project in a recent major oil discovery offshore West Africa.  The study is utilizing Core’s SpectraChem® technology to map the flow of natural gas, crude oil, and formation waters throughout the field’s set of complex reservoirs.

Reservoir Management

Reservoir Management posted first quarter 2011 revenue of $17,014,000 and operating income of $6,664,000, increases of 10% and 19%, respectively, over last year’s first quarter levels.  Operating margins reached 39%.

The number of oil company clients participating in Core’s Worldwide Oil and Natural Gas Shale Reservoir Study continues to increase.  Shale core samples are currently being evaluated from Australia, China, France, Germany, Poland, Tunisia, Turkey, and South Africa, among other countries.  Reservoir Management also initiated a new joint-industry project in East Africa focusing on offshore Tertiary reservoirs.

Free Cash, Senior Exchangeable Notes, Share Repurchase Program, and Share Count

For the first quarter of 2011, Core generated approximately $58,022,000 in cash from operations and had $4,379,000 in capital expenditures, yielding a free cash flow of $53,643,000, or $1.09 per diluted share.  Therefore, during the quarter Core converted more than one of every four revenue dollars into free cash.

Because of continued increases in the Company’s share price, Core increased its GAAP-reported diluted share count during the first quarter 2011 because of its outstanding Senior Exchangeable Notes (the “Notes”), of which just over $109,000,000 remains outstanding. Core’s average share price for the first quarter of 2011 was approximately $95.00, which exceeded the Notes’ exchange strike price of $45.62.  Therefore, a proportionate number of shares was added to the GAAP diluted share total for future settlement of the Notes, which mature later in 2011.  Core added 220,000 shares to its diluted share count, which were more than offset by the 550,765 shares purchased for a total of $49,805,000, or an average price per share of $90.43, during the first quarter of 2011.  Core’s diluted share count at the end of the first quarter was 49,141,000.

Return On Invested Capital

As reported in the previous six quarters, the Company’s Board has established an internal performance metric of achieving an ROIC in the top decile of the oilfield service companies listed as Core’s Peers by Bloomberg Financial.  The Company and its Board believe that ROIC is a leading performance metric used by shareholders to determine the relative investment value of publicly traded companies.  Further, the Company and its Board believe shareholders will benefit if Core consistently performs in the highest ROIC decile among its Bloomberg Peers.  According to the latest financial information from Bloomberg, Core Laboratories’ ROIC was the highest of any of the oilfield service companies listed in its Peer Group. In addition, Core’s ROIC was approximately 21 percentage points above the Peer Group average.  Several of the Peer companies failed to post ROICs that exceeded their WACCs, thereby eroding capital and shareholder value.  Core’s ratio of ROIC to WACC is the highest of any company in the Peer Group.

Peer companies listed by Bloomberg include Halliburton, Dril-Quip, Superior Energy Services, Schlumberger, Tidewater, Carbo Ceramics, FMC Technologies, Baker Hughes, Cameron International, Oceaneering, National Oilwell Varco, and Transocean, amongst others.  Core will update oilfield services sector returns for the first quarter 2011 in its second quarter 2011 earnings release.

Increasing 2011 Quarterly Dividends

On 14 January 2011, Core’s Board announced a cash dividend of $0.25 per share of common stock, payable on 25 February 2011 to shareholders of record on 25 January 2011. Dutch withholding tax was deducted from the dividend at a rate of 15%.

This increase, in part, was the result of the Company’s decision to incorporate an annual special dividend into its quarterly dividends. On an annualized basis, the cash dividend for the first quarter of 2011 would equal a payout of $1.00 per share of common stock, which is 12% greater than the total $0.89 per share in dividends paid in 2010. The 2010 dividends were comprised of four $0.06 per share quarterly dividends (reflecting the Company’s two-for-one stock split that was effective 8 July 2010) plus the $0.65 per share special dividend paid in August 2010.

On 18 April 2011, Core’s Board announced a cash dividend of $0.25 per share of common stock, payable on 27 May 2011 to shareholders of record on 28 April 2011.  Dutch withholding tax will be deducted from the dividend at a rate of 15%.

Any determination to declare a future quarterly cash dividend, as well as the amount of any such cash dividend that may be declared, will be based on the Company's financial position, earnings, earnings outlook, capital expenditure plans, ongoing share repurchases, potential acquisition opportunities, and other relevant factors at the time.

Second Quarter and Full-Year 2011 Earnings Guidance

For the second quarter of 2011, the Company continues to take a cautious view of political turmoil in North Africa and parts of the Middle East. Core, therefore, expects revenue of approximately $215,000,000 to $220,000,000, with EPS in the $0.84 to $0.88 range, up approximately 15% over year-earlier quarterly totals. Using the Company’s outstanding diluted share count of 49,141,000 for the second quarter of 2011, EPS guidance of $0.84 to $0.88 translates to approximately $41,280,000 to $43,240,000 of net income.  Operating margins are expected to be approximately 29%, with year-over-year quarterly incremental margins above 40%.

For full year 2011, Core expects revenue to increase approximately 12% to 15% to approximately $890,000,000 to $910,000,000, generating approximately $270,000,000 of operating income.  Operating margins are estimated at 30%, up approximately 100 basis points from 2010 levels.  Incremental margins are estimated at approximately 40%, yielding full-year EPS of approximately $3.55 to $3.60, an increase of approximately 20% over 2010 earnings, excluding impact from the favorable tax determination and various other non-operational items.  The Company’s capital expenditures are expected to equal 2010 levels.  This guidance assumes an essentially flat rig count in North America, with rigs drilling for oil replacing those drilling for natural gas.  The Company also expects to begin work on deepwater Gulf of Mexico projects late in the second quarter and still expects international activity to increase in the second half of 2011 over the tepid levels of the first quarter of the year.

This 2011 guidance excludes any gains or losses that may originate from the repurchase of outstanding debt and any effects of foreign currency translations, and it assumes an effective tax rate of approximately 30%.  In addition, 2011 guidance does not consider shares that may be repurchased by the Company or shares that may be added to the share count relative to amounts outstanding on Core’s Notes and warrants.

Adjustment to the Exchange Rate for Senior Exchangeable Notes

The dividends described herein will result in an adjustment to the exchange rate on the Company’s Notes.  The new exchange rate will be calculated on the ex-dividend date and be effective 29 April 2011.

The Company has scheduled a conference call to discuss Core’s first quarter 2011 earnings announcement.  The call will begin at 7:30 a.m. CDT on Wednesday, 20 April 2011. To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance.  The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release includes forward-looking statements regarding the future revenues, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law.  The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2010 Form 10-K filed on 22 February 2011, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance.  The Company undertakes no obligation to publicly update any forward looking statement to reflect events or circumstances that may arise after the date of this press release.

CORE LABORATORIES N.V. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	31 March 2011	31 March 2010

REVENUES	$206,733	$188,337

OPERATING EXPENSES:
Costs of services and sales	136,750	125,588
General and administrative expenses	9,524	6,380
Depreciation and amortization	5,831	5,754
Other (income), net	(1,871)	(798)
	150,234	136,924

OPERATING INCOME	56,499	51,413
Loss on exchange of Senior Exchangeable Notes	629	-
Interest expense	2,360	4,059

INCOME BEFORE INCOME TAX EXPENSE	53,510	47,354
INCOME TAX EXPENSE	7,518	15,068
NET INCOME	45,992	32,286
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(298)	81
NET INCOME ATTRIBUTABLE TO CORE LABORATORIES N.V.	$46,290	$32,205

Diluted Earnings Per Share:	$0.94	$0.69

WEIGHTED AVERAGE DILUTED COMMON
SHARES OUTSTANDING	49,141	46,820

SEGMENT INFORMATION:

Revenues:
Reservoir Description	$107,621	$104,093
Production Enhancement	82,098	68,844
Reservoir Management	17,014	15,400
Total	$206,733	$188,337

Operating income:
Reservoir Description	$26,438	$25,084
Production Enhancement	23,262	20,943
Reservoir Management	6,664	5,620
Corporate and other	135	(234)
Total	$56,499	$51,413

CORE LABORATORIES N.V. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(amounts in thousands)

ASSETS:	31 March 2011	31 December 2010
	(Unaudited)
Cash and Cash Equivalents	$80,011	$133,880
Accounts Receivable, net	158,312	154,726
Inventory	38,493	33,979
Other Current Assets	27,903	26,735
Total Current Assets	304,719	349,320

Property, Plant and Equipment, net	103,061	104,223
Intangibles, Goodwill and Other Long Term Assets, net	189,494	182,499
Total Assets	$597,274	$636,042

LIABILITIES AND EQUITY:

Short-Term Debt	$105,316	$147,543
Accounts Payable	48,749	44,710
Other Current Liabilities	98,446	87,100
Total Current Liabilities	252,511	279,353

Other Long-Term Liabilities	57,224	55,485
Equity Component of Senior Exchangeable Notes	4,523	8,864
Total Equity	283,016	292,340
Total Liabilities and Equity	$597,274	$636,042

CORE LABORATORIES N.V. & SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOW
(amounts in thousands)
(Unaudited)

Three Months Ended
31 March 2011

CASH FLOWS FROM OPERATING ACTIVITIES	$58,022

CASH FLOWS FROM INVESTING ACTIVITIES	$(4,624)

CASH FLOWS FROM FINANCING ACTIVITIES	$(107,267)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(53,869)
CASH AND CASH EQUIVALENTS, beginning of period	133,880
CASH AND CASH EQUIVALENTS, end of period	$80,011

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables it to evaluate more effectively the Company's operations period over period and to identify operating trends that could otherwise be masked by the excluded items.  For this reason, we used certain non-GAAP measures that exclude these items; and we feel that this presentation provides the public a clearer comparison with the numbers reported in prior periods.

Reconciliation of Net Income
(amounts in thousands)
 (Unaudited)

Three Months Ended
31 March 2011

Net income	$46,290
Loss on exchange of Notes	629
Foreign exchange gains (net of tax)	(358)
Tax rate adjustment to 30% (a)	(8,724)
Net income excluding specific items	$37,837

Reconciliation of Earnings Per Diluted Share
(Unaudited)

Three Months Ended
31 March 2011

Earnings per diluted share	$0.94
Loss on exchange of Notes	0.01
Foreign exchange gains (net of tax)	(0.01)
Tax rate adjustment to 30% (a)	(0.17)
Earnings per diluted share excluding specific items	$0.77

a)
Adjustment made to provide comparative data to previous guidance issued by the Company and takes into account tax determinations reached with various tax jurisdictions on positions related to prior tax years.

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative consideration to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. You should also not consider free cash flow as a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow
(amounts in thousands, except per share data)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	31 March 2011	31 March 2010

Net cash provided by operating activities	$58,022	$62,366
Less: capital expenditures	(4,379)	(6,155)
Free cash flow	$53,643	$56,211

Weighted average diluted common shares	49,141	46,820

Free cash flow per diluted share	$1.09	$1.20

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